Exhibit A

AGREEMENT

The undersigned agree that this Schedule 13D, dated November 9, 2026, relating to the Common Stock, par value $1.00 per share of Mercer International Inc. shall be filed on behalf of the undersigned.

November 9, 2026
(Date)

REDWOOD CAPITAL MANAGEMENT LLC* By: Redwood Capital Management Holdings, LP, its sole member By: Double Twins K, LLC, its general partner

By Ruben Kliksberg
Ruben Kliksberg, Managing Member

REDWOOD CAPITAL MANAGEMENT HOLDINGS, LP* By: Double Twins K, LLC, its general partner

By Ruben Kliksberg
Ruben Kliksberg, Managing Member

DOUBLE TWINS K, LLC

By Ruben Kliksberg
Ruben Kliksberg, Managing Member

REDWOOD MASTER FUND, LTD.* By: Redwood Capital Management LLC, its investment manager By: Redwood Capital Management Holdings, LP, its sole member By: Double Twins K, LLC, its general partner

By Ruben Kliksberg
Ruben Kliksberg, Managing Member

RUBEN KLIKSBERG*

By Ruben Kliksberg
Ruben Kliksberg